Exhibit 10.36

SERVICES AGREEMENT

Between:

(1)	Mastek (UK) Limited whose registered office is at Pennant House, 2 Napier Court, Napier Road, Reading, RG1 8BW and which is registered in England and Wales with registered number 2731277 (“Mastek”); and

(2)	Majesco UK Limited whose registered office is at Pennant House, 2 Napier Court, Napier Road, Reading, RG1 8BW and which is registered in England and Wales with registered number 09276969 (“Majesco”)

Each a Party and together the Parties.

The Agreement:

The Parties hereby agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement, unless the context otherwise requires, the following words have the following meanings:

“Agreement” means this agreement between Mastek and Majesco comprising these terms and conditions together with any Schedules and documents which are incorporated into this agreement by express reference (such documents being part of this agreement to the extent so referenced) or are to be made a part of this agreement in accordance with Clause 12.2;

“Charges” means the charges, as specified in Schedule B, together with such other charges as may be agreed between the parties from time to time, payable by Majesco to Mastek under this Agreement in consideration of the provision of the Services;

“Confidential Information” means all information designated as such by either party in writing together with all other information which relates to the trade secrets, personnel, customers and suppliers of either party or information which may reasonably be regarded as the confidential information of the Disclosing Party;

“Disclosing Party” means the party disclosing Confidential Information for the purposes of Clause 7;

“Dispute Resolution Procedure” means the procedure as specified in Clause 13;

“Effective Date” means 1 January2015;

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“Personnel” means Mastek’s personnel who are engaged in providing the Services to Majesco (including any agents and subcontractors);

“Receiving Party” means the party in receipt of Confidential Information for the purposes of Clause 7;

“Services” means the services to be provided by Mastek to Majesco under this Agreement as specified in Schedule A hereto;

“Term” has the meaning given to it in the relevant Clause 2;

“Working Day” means Monday to Friday (inclusive) but excludes public holidays in the locality from which the Services are being provided; and

“Year” means any twelve month period commencing the Effective Date and anniversaries of that date.

1.2	In this Agreement words importing the singular include the plural and vice versa and words importing gender include any other gender.

1.3	The headings in this Agreement are for ease of reference and shall not affect the construction of this Agreement.

1.4	In the event and to the extent only of any conflict between these terms and conditions and the provisions of a Schedule, the following order of precedence shall apply (in descending order of precedence):

1.4.1	these terms and conditions; and

1.4.2	the provisions of the relevant Schedule.

2.	COMMENCEMENT AND DURATION

2.1	This Agreement shall come into force on the Effective Date and shall remain in full force and effect unless and until either party exercises its rights to terminate this Agreement in accordance with Clause 8.

3.	MASTEK OBLIGATIONS

3.1	Mastek shall provide the Services in compliance with Schedule A.

3.2	Mastek shall comply with all laws, enactments, orders and regulations to the extent such laws, enactments, orders and regulations are applicable to Mastek’s provision of the Services.

3.3	Mastek shall ensure and procure that the Personnel comply with all the terms and conditions of this Agreement in the performance of the Services.

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4.	MAJESCO OBLIGATIONS

4.1	Mastek shall be entitled to rely fully on all information provided by Majesco in providing the Services.

4.2	Mastek will not have any liability under this Agreement if it is unable to provide the Services on a timely basis due to any delay or failure by Majesco (or its employees, agents, or third party suppliers) in complying with its obligations pursuant to this Agreement. Mastek shall, subject to Clause 3, also be entitled to:

4.2.1	adjust the date of delivery of the Services to accommodate the impact of such failure or delay;

4.2.2	charge Majesco additional fees where such failure or delay causes Mastek to incur additional unanticipated costs; and/or

4.2.3	terminate this Agreement in accordance with Clause 8.1.1 where such failure or delay prevents Mastek from performing its obligations hereunder for a continuous period of thirty (30) days or more.

4.3	Mastek shall use its reasonable endeavours to mitigate the impact of any delay or failure of Majesco (or its employee, agent or third party supplier of Majesco) on its ability to provide the Services.

5.	CHARGES AND PAYMENT

5.1	In consideration of the performance of the Services in accordance with the terms of this Agreement, Majesco shall pay the Charges as set out in Schedule B hereto.

5.2	Payment shall be made within thirty (30) days of receipt by Majesco (at its nominated address for invoices) of a written invoice.

5.3	Mastek shall submit invoices to Majesco denominated in sterling. The Charges are exclusive of Value Added Tax. Majesco shall pay the Value Added Tax on the Charges at the rate and in the manner prescribed by law, from time to time.

5.4	If Majesco fails to make payment in accordance with this Clause 5, Mastek shall be entitled to charge interest on late payments at a rate of two percent (2%) per annum above the base rate of Lloyds Banking Group plc from time to time in force.

5.5	If Majesco disputes the amount of any invoice, it shall notify Mastek of this in writing, giving reasons for the dispute, within ten (10) Working Days of receipt of the invoice and then:

5.5.1	either Party shall be entitled to refer the dispute to the Dispute Resolution Procedure; and

5.5.2	Majesco shall pay any undisputed part of the invoice in accordance with Clause 5.2; and

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5.5.3	upon resolution of the disputed portion of the invoice, the residual amount of the invoice shall be payable within thirty (30) days of the date of the resolution.

5.6	If Majesco fails to pay the Charges by the due date for payment as specified in Clause 5.3 or Clause 5.5, Mastek may give thirty (30) days written notice to Majesco that if Majesco fails to pay the Charges during such thirty (30) day notice period, Mastek shall be entitled, without prejudice to any other right or remedy, to terminate this Agreement immediately in accordance with this Clause and Clause 8.1.1.

6.	WARRANTIES

6.1	Both parties warrant that they have the right, power and authority to enter into this Agreement.

Mastek Warranties

6.2	Mastek warrants to Majesco that:

6.2.1	the Services shall be performed in a timely and professional manner using appropriately skilled, experienced and qualified Personnel; and

6.2.2	it shall comply with all applicable laws, enactments, orders and regulations in the performance of its obligations hereunder.

6.3	Except as expressly stated in this Agreement and to the maximum extent permitted by applicable law, all other warranties and conditions, whether express, implied or statutory, regarding the Services, including, but not limited to, any warranty of merchantability, satisfactory quality or fitness for a particular purpose are hereby disclaimed.

6.4	For any breach of the above warranties, Majesco’s exclusive remedy, and Mastek’s entire liability, will be the re-performance of the deficiently performed Services to meet the above warranties.

Majesco Warranties

6.5	Majesco warrants to Mastek that information or material supplied by Majesco for the purpose of enabling Mastek to perform the Services shall be accurate and complete.

6.6	Except as expressly stated in this Agreement and to the maximum extent permitted by applicable law, all other warranties and conditions, whether express, implied or statutory, including, but not limited to, any warranty of merchantability, satisfactory quality or fitness for a particular purpose are hereby disclaimed.

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7.	CONFIDENTIALITY

7.1	Each Receiving Party acknowledges that the Confidential Information of the Disclosing Party is valuable to such Disclosing Party and undertakes to keep such Confidential Information secret and to protect and preserve the confidential nature and secrecy of that Confidential Information.

7.2	Each party may only use, reproduce or disclose the Confidential Information of the other for the purposes of performing its obligations or exercising its rights under this Agreement.

7.3	The Receiving Party may disclose the Confidential Information of the Disclosing Party on a need to know basis to:

7.3.1	its legal advisers in order to advise it in relation to its rights under this Agreement; and

7.3.2	its employees, agents, subcontractors and Affiliates provided that the disclosure is made solely for the purpose of performing its obligations or exercising its rights under this Agreement.

7.4	The Receiving Party may disclose Confidential Information of the Disclosing Party:

7.4.1	to the extent required by law or lawful requirement of any government or governmental body, authority or agency having authority over the disclosing party; or

7.4.2	if required in connection with legal proceedings relating to this Agreement,

but in each case subject to the Receiving Party giving the Disclosing Party sufficient notice of any proposed disclosure to enable the Disclosing Party to seek a protective order or other remedy to prevent the disclosure.

7.5	The obligations of the Receiving Party in this Clause 7 does not apply to any Confidential Information that:

7.5.1	is or becomes public knowledge other than by breach of this Clause 7; or

7.5.2	is in the possession of the Receiving Party without restriction in relation to disclosure before the date of receipt from the Disclosing Party; or

7.5.3	is received from a third party who lawfully acquired it and who is under no obligation to the Disclosing Party restricting its disclosure; or

7.5.4	is independently developed without access to the Confidential Information.

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7.6	Each party acknowledges that damages may not be an adequate remedy in the event of breach of this Clause and that the Disclosing Party shall be entitled to seek injunctive relief to protect the confidentiality of its Confidential Information.

7.7	The parties shall ensure that their personnel are bound by confidentiality undertakings substantially similar to this Clause 7.

8.	TERMINATION

8.1	Either party may at any time, by notice in writing to the other party, terminate this Agreement as from the date of service of such notice if the other party:

8.1.1	breaches any provision in this Agreement which expressly entitles the non-breaching party to terminate this Agreement in accordance with this Clause; or

8.1.2	commits a material breach of any provision in this Agreement which is not remediable or, if remediable, is not remedied within thirty (30) days after the non-breaching party has given written notice to the breaching party requiring such breach to be remedied; or

8.1.3	becomes or is likely to become unable to pay its debts (as defined in Section 123 of the Insolvency Act 1986) or becomes subject to or itself invokes, or evidences an intention to invoke, any law or proceedings (in any jurisdiction to which it is subject) relating to its insolvency, liquidation, bankruptcy, winding-up, administration or dissolution or to a rescheduling, composition or arrangement in respect of any of its debts (otherwise than for the purposes of a bona fide amalgamation or reconstruction), or it has a receiver or other encumbrancer appointed over any part of its assets, allows a judgement against it to remain unsatisfied for more than fourteen (14) days.

8.2	This Agreement may be terminated by either party for any reason or no reason, by providing the other party written notice of the termination ninety (90) days in advance.

9.	CONSEQUENCES OF TERMINATION

9.1	The termination of this Agreement shall not prejudice or affect any right of action or remedy which shall have accrued or shall thereafter accrue to either party.

9.2	In the event that this Agreement is terminated or expires, each party shall return to the other party all property (including Confidential Information) belonging to the other party then in its possession.

9.3	If this Agreement is terminated by Majesco pursuant to Clause 8.2 or by Mastek pursuant to Clause 8.1, Majesco shall pay to Mastek:

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9.3.1	all Charges due and payable up to the date of termination of the Agreement;

9.3.2	the unavoidable costs of cancelling or assigning any leases, licences or other third party agreements; and

9.3.3	such other amounts as are set out in Schedule B:

in accordance with the provisions of Clause 5.

If this Agreement is terminated by Mastek pursuant to Clause 8.2, Majesco shall pay to Mastek, all Charges due and payable up to the date of termination of this Agreement.

9.4	Following the expiry or termination of this Agreement neither party shall have any further obligation or right with respect to the other party except that this Clause 9 and Clauses 1, 7, 10, 11, 13, 14.3, 14.8 and 14.9 will survive termination or expiry of this Agreement.

10.	LIMITATION OF LIABILITY

10.1	This Clause 10 prevails over the other Clauses and sets out the parties’ entire liability (including any liability for the acts and omissions of its employees, agents and sub-contractors) to each other in respect of:

10.1.1	any breach of its contractual obligations or conditions under this Agreement; and

10.1.2	any representation, warranty, statement or tortious act or omission (including negligence) arising under or in connection with this Agreement.

10.2	Neither party excludes liability to the other for:

10.2.1	personal injury (including sickness and death) to the extent that such injury results from the negligence or wilful default of itself, its servants, agents or sub-contractors;

10.2.2	any breach of any obligations implied by Section 12 of the Sale of Goods Act 1979 or Section 13 of the Supply of Goods and Services Act 1982; and

10.2.3	fraud or fraudulent misrepresentation.

10.3	Except as provided in Clauses 10.2 and 10.4, in no event shall either party’s liability under this Agreement for any breach of its contractual obligations or conditions or for any representation, warranty, statement or tortious act or omission (including negligence) arising under or in connection with this Agreement exceed one hundred and twenty five percent (125%) of the Charges paid and payable for the Services in the then current Year of the Agreement.

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10.4	In no event shall either party’s liability in respect of loss or damage to the tangible property of the other under this Agreement exceed one million pounds (£1,000,000) per event or series of connected events.

10.5	Except as provided in Clause 10.2, neither party shall be liable to the other under or in connection with this Agreement, whether in contract, tort (including negligence), misrepresentation (other than where made fraudulently), breach of warranty or statutory duty or otherwise for:

10.5.1	any loss of business, contracts, profits, anticipated savings, goodwill, or revenue; or

10.5.2	any indirect or consequential loss whatsoever incurred by the other, whether or not the possibility of such loss has been advised in advance.

11.	DATA PROTECTION

11.1	Each party shall comply with its respective obligations under the provisions of the Data Protection Act 1998 and Directive 95/46/EC of the European Parliament and any legislation and/or regulations implementing them or made in pursuance of them that arises in connection with this Agreement.

11.2	Where Mastek, as part of the Services under this Agreement, processes personal data as a data processor on behalf of Majesco, Mastek shall:

11.2.1	act only on instructions from Majesco as a data controller;

11.2.2	comply with Majesco’s instructions in relation to the processing of personal data as such instructions are given and varied from time to time by Majesco;

11.2.3	at all times take all appropriate technical and organisational measures against unauthorised or unlawful processing of personal data and against accidental loss or destruction of, or damage to, personal data; and

11.2.4	promptly refer to Majesco any queries from data subjects, the Information Commissioner or any other law enforcement agency for Majesco to resolve.

11.3	Mastek may from time to time transfer personal data to its parent company for processing as part of the Services under this Agreement. This transfer may include the transfer of personal data outside the EEA. Where Mastek transfers personal data to its parent company, Mastek shall procure that its parent company complies with this Clause 11 and shall take all reasonable steps to ensure that its parent company takes adequate protection of the personal data if it is processed outside the EEA.

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12.	AMENDMENTS

12.1	No amendment to the provisions of this Agreement shall be effective unless and until made in accordance with this Clause 12.

12.2	Any amendment to this Agreement must be made in writing, must expressly refer to the Clause(s) amended and must be approved on behalf of each party by an authorised signatory.

13.	DISPUTE RESOLUTION PROCEDURE

13.1	Except where expressly stated otherwise in this Agreement, all disputes arising out of or in connection with this Agreement between the parties or any failure between them to reach agreement on any matter requiring agreement within a specified period, shall be determined in accordance with the Dispute Resolution Procedure as set out below.

13.2	Escalation

13.2.1	All disputes between the parties arising out of or relating to this Agreement shall be referred by either party to a director of Mastek and a director of Majesco for resolution.

13.2.2	If any dispute is not resolved by the parties representatives defined in Clause 13.2.1 within ten (10) Working Days after referral, the parties may, but shall not be obliged to, attempt to settle it by mediation as detailed in Clause 13.3 below.

13.3	Mediation

The mediation will be conducted in accordance with the Centre for Effective Dispute Resolution (“CEDR”) Model Mediation Procedure. To initiate the mediation either Majesco or Mastek must give notice in writing (the “Alternative Dispute Resolution (“ADR”) notice”) to the other party requesting mediation. The mediation shall to take place not later than twenty (20) Working Days after the ADR notice (or such other time as may be agreed by the parties or specified by the CEDR).

14.	GENERAL

14.1	Force Majeure

14.1.1	Neither party shall be liable to the other under this Agreement for any failure to perform its obligations hereunder or for any loss or damage which may be suffered by the other party due to any circumstances beyond its reasonable control including without limitation any Act of God, failure or shortage of power supplies, flood, lightning or fire, strike or other industrial action the act or omission of Government or other competent regulatory authority, war, military operations, or riot.

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14.1.2	If either party wishes to rely upon this Clause 14.1 it shall send written notice to the other party explaining the relevant force majeure circumstances and both parties shall take all reasonable steps to mitigate the impact of such force majeure event.

14.1.3	Either party may terminate this Agreement in whole or in part where a force majeure event has substantially prevented or delayed either party from performing its obligations under this Agreement continuously during the immediately preceding sixty (60) days.

14.2	Assignment and Sub-Contracting

14.2.1	Neither Party shall without the written consent of the other Party assign, subcontract, transfer or declare a trust of this Agreement or any of its rights or obligations, in whole or in part.

14.2.2	Mastek may subcontract any of its rights and obligations hereunder, provided that in such circumstances Mastek shall not be relieved of any of its obligations nor of any of its liabilities under this Agreement and shall ensure that the subcontractor complies with the relevant provisions of this Agreement.

14.3	Communications

Any notice or request required or permitted to be given or made under this Agreement shall be in writing. Such notice or request shall be deemed to have been served as follows: (i) if delivered by hand, at the time and date of delivery; or (ii) if sent to the address of the relevant party, as set out in this Agreement or to such other address as notified to the other party in writing, by recorded delivery or registered post, 48 hours from the date of posting (such date as evidenced by postal receipt or the equivalent).

14.4	Severability

If any provision (or part of a provision) of this Agreement is found to be invalid, illegal or unenforceable under any applicable law, such provision shall, insofar as it is severable from the remaining terms, be deemed to be omitted and severed from this Agreement and shall in no way affect the legality, validity or enforceability of the remaining terms. In the event of a holding of invalidity so fundamental as to prevent the accomplishment of the purpose of this Agreement, the parties shall immediately commence good faith negotiation to remedy such invalidity.

14.5	Waiver

Any waiver or relaxation, whether partly or wholly, of any of the terms or conditions of this Agreement shall be valid only if in writing and shall apply only to a particular occasion and shall not be continuing and further shall not constitute a waiver or relaxation of any other terms or conditions.

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14.6	Third Party Rights

Except where expressly provided to the contrary, this Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person who is not named at the date of this Agreement as a party to it or any person who claims rights under the Contracts (Rights of Third Parties) Act 1999 or otherwise and neither party can declare itself a trustee of the rights under it for the benefit of any third party. The parties to this Agreement reserve the right to rescind or vary this Agreement without the consent of any third party who is expressly entitled to enforce this Agreement.

14.7	Relationship of the Parties

The Parties acknowledge and agree that this Agreement shall not constitute, create or otherwise give effect to a joint venture or a partnership of any kind and neither party shall have the right to bind the other without the other’s prior written consent.

14.8	Entire Agreement

This Agreement sets out the full extent of the Parties’ obligations and liabilities arising out of or in connection with this Agreement or any collateral contract, and there are no conditions, warranties, representations or terms, express or implied, that are binding on the Parties except as specifically stated or contemplated in this Agreement; any condition, warranty, representation or other term which might otherwise be implied into or incorporated in this Agreement or any collateral contract, whether by statute, common law or otherwise, is hereby expressly excluded.

14.9	Governing Law and Jurisdiction

The construction, validity and performance of this Agreement and all non-contractual obligations arising from or connected with this Agreement shall be governed by the laws of England. Each Party irrevocably agrees to submit to the exclusive jurisdiction of the courts of England over any claim or matter (including any non-contractual claim) arising under or in connection with this Agreement.

IN WITNESS OF WHICH, the parties have executed this Agreement by their duly authorised representatives on the date first written below.

EXECUTED by the parties

For and on behalf of MASTEK:	For and on behalf of MAJESCO:

By:	/s/ Prahlad Koti	By:	/s/ Vidyesh Vithal Khanolkar

Name:	Prahlad Koti	Name:	Vidyesh Vithal Khanolkar

Date:	02/12/2015	Date:	02/12/2015

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SCHEDULE A – THE SERVICES

The Services shall consist of the provision of the following:

1.	Managed office accommodation and facilities;
2.	Managed office IT infrastructure and networks;
3.	Corporate support services, including HR and payroll, finance, legal, recruitment and resourcing, immigration, travel management and such other corporate services as Mastek normally provides in the ordinary course of its business to its business operations in the United Kingdom;
4.	Insurance coverage on the same basis as Mastek provides for its business in the UK;
5.	Subscriptions to professional associations such as the Institute of Directors; and
6.	Subscriptions to trade and professional publications.

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SCHEDULE B – THE CHARGES

The Charges for the Services consist of:

1.	a Monthly Core Charge of £[13,000]; and
2.	a pass through of the actual costs of providing the Services.

The Monthly Core Charge covers the following services:

1.	Managed office accommodation and facilities;
2.	Managed office IT infrastructure and networks (for clarification, this excludes direct pass through costs like laptops, mobile phone charges, etc.);
3.	Corporate support services, including HR and payroll, finance, legal, recruitment and resourcing, immigration, travel management and such other corporate services as Mastek normally provides in the ordinary course of its business to its business operations in the United Kingdom;

The other services within the Services will be charged on the basis of a pass through of the actual costs.

Any third party costs not included within Services, for example, Insurance, marketing events, laptops, mobile phone charges, etc. will be charged on the basis of pass through of the actual costs.

Any support services by Mastek staff not included within Services, for example, pre-sales support, sales support, marketing support, etc. will be charged on a basis to be determined separately between both parties but before provision of such services.

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